Exhibit 10.63

PURCHASE AGREEMENT

AND ESCROW INSTRUCTIONS

THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is entered into as of August 29, 2003, by and between, CWA Acquisition, L.L.C., an Arizona limited liability company (“Seller”), and Bedford Property Investors, Inc., a Maryland corporation (“Bedford”), for the sale to Bedford of the Property (defined in Section 1.2.10) located in the City of Mesa (the “City”), County of Maricopa (the “County”), and State of Arizona (the “State”).  In consideration of the mutual covenants and agreements set forth in this Agreement Bedford and Seller agree as follows.

ARTICLE 1

DEFINITIONS AND EXHIBITS

1.1

Defined Business Terms.  Each of the following business terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

1.1.1

“Agreement Date” is the date first set forth above.

1.1.2

“Closing” and “Closing Date” shall be fifteen days after the end of the Inspection Period (defined in Section 1.1.4) unless extended pursuant to the provisions of Section 8.1, and shall be the date upon which the Deed (defined in Section 1.2.3) is recorded in the Official Records of the County.

1.1.3

“Deposit” is Seventy Thousand Dollars ($70,000.00).

1.1.4

“Inspection Period” means the period expiring at 6:00 p.m. San Francisco time on the date that is the later of thirty days after (i) Bedford’s receipt of the Due Diligence Materials (defined in Section 6.1) or (ii) the date that a fully executed copy of this Agreement has been delivered to Bedford.

1.1.5

“Purchase Price” is Six Million Eight Hundred Thousand Dollars ($6,800,000.00)

1.2

Other Defined Terms.  In addition to the terms defined in Section 1.1 and elsewhere throughout this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

1.2.1

“Broker” means Trammell Crow Company, located at 2850 East Camelback Road, Suite 270, Phoenix, AZ  85016.

1.2.2

“Code” means the Internal Revenue Code of 1986, as amended.

1.2.3

“Deed” means the Special Warranty Deed conveying to Bedford title to the Real Property, Appurtenances and Improvements as provided in Section 8.3.1.

1.2.4

“Deposit” means the Deposit and any interest earned thereon.

1.2.5

“Environmental Laws” mean any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions, Hazardous Materials or medical waste.

1.2.6

“Escrow” means that certain Escrow to be opened with the Escrow Holder (defined in Section 1.2.7) with respect to this Agreement and the Closing of the sale of the Property.

1.2.7

“Escrow Holder” means First American Title located at 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, CA  94596; Attention:  Pamela Nicolini; Telephone Number: (925) 927-2173; Fax Number:  (925) 927-2190.

1.2.8

“Hazardous Materials” means any substance, chemical, waste or other material which is listed, defined or otherwise identified as “hazardous” or “toxic” under any of the Environmental Laws, including, without limitation, formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum products or by-products, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos or any by-product of same.

1.2.9

“Leases” mean all leases with Tenants (hereafter defined) in effect on the Agreement Date or which are executed subsequent to the Agreement Date in accordance with the provisions of Section 10.1.4 which are to be assigned to Bedford at the Close of Escrow.

1.2.10

“Property” means all of the items referred to in subparagraphs (a), (b), (c), (d) and (e) below:

(a)

Real Property.  All that certain real property consisting of approximately 7.1 acres of land located in Maricopa County, Arizona, being all of the development commonly known as Superstition Springs Commerce Center, Mesa, Arizona, all as more particularly described in Exhibit A attached hereto (the “Real Property”);

(b)

Appurtenances.  All rights, privileges and easements appurtenant to the Real Property, including, without limitation, (1) all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, (2) all development rights, air rights, water, water rights and water stock relating to the Real Property, (3) all other easements, rights-of-ways or appurtenances used in connection with the beneficial use and enjoyment of the Real Property, (4) all right, title and interest of Seller in and to any streets, alley, passages, and other appurtenances included in, adjacent to or used in connection with the Real Property, before or after the vacation thereof (all of which are collectively referred to as the “Appurtenances”);

(c)

Improvements.  All improvements and fixtures located on the Real Property, excluding any fixtures owned by Tenants, but including, without limitation, those certain buildings located at 1250 and 1290 South Clearview Avenue, Mesa, Arizona containing approximately 77,261 square feet of gross leasable area, as well as all other buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the Real Property, and parking spaces located on the Real Property (all of which are collectively referred to as the “Improvements”);

(d)

Personal Property.  All personal property of Seller located on or in or used in connection with the Real Property and Improvements, including without limitation, the personal property described in Exhibit B attached hereto (the “Personal Property”); and

(e)

Intangible Property.  All of the interest of Seller in any intangible personal property now or hereafter owned by Seller and used in the ownership, use and operation of the Real Property, Improvements and Personal Property, including, without limitation, (1) all entitlements and approvals, building permits, zoning approvals, variances, conditional use permits and any and all documents and work products relating thereto in which Seller has an interest; (2) all warranties or guaranties for the Improvements or Personal Property; (3) all copyrights, logo designs, trademarks, trade names, service marks and all goodwill associated with the Real Property or the Improvements; (4) all other intellectual and intangible property used by Seller in connection with the Property (to the extent that the same are approved by Bedford), and (5) all contract or lease rights, agreements, utility contracts or other rights relating to the ownership, use and operation of the Property, as defined below (all of which are collectively referred to as the “Intangible Property”).

1.2.11

“Survey” means a survey or updated survey of the Real Property, Appurtenances and Improvements to be provided by Seller not later than fifteen days after the Agreement Date.  The Survey shall be prepared by a land surveyor, meet the “Survey Requirements” set forth on Exhibit C, and be in a form sufficient to enable the Title Company (defined in Section 1.2.14) to issue the Title Policy (defined in Section 4.6) without boundary, encroachment or survey exceptions.

1.2.12

“Survey Matters” mean any matters affecting title to the Property that are disclosed on the Survey.

1.2.13

“Tenant” means each tenant under the Leases (collectively “Tenants”).

1.2.14

“Title Company” means the title insurance division or affiliate of the Escrow Holder.

1.2.15

“Title Exceptions” means all of the exceptions to title (excluding the Title Company’s preprinted standard exceptions) listed on the Title Commitment (defined in Section 4.1) plus the Survey Matters.

1.3

Exhibits: Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A	-	Legal Description
Exhibit B	-	Description of Personal Property
Exhibit C	-	Survey Requirements and Certificate
Exhibit D	-	Special Warranty Deed
Exhibit E	-	Bill of Sale and Assignment
Exhibit F	-	Rent Roll
Exhibit G	-	Form of Tenant Notice
Exhibit H	-	Form of Tenant Estoppel Certificate

ARTICLE 2

PURCHASE AND SALE

Seller agrees to sell the Property to Bedford, and Bedford agrees to purchase the Property from Seller, on all of the terms and conditions hereinafter set forth.

ARTICLE 3

FINANCIAL TERMS

3.1

Purchase Price.  The total Purchase Price for the Property shall be paid as follows:  (i) at Close of Escrow Bedford will assume the existing debt secured by the Property in the approximate sum of $3.2 million (the “Assumed Debt”) and (ii) the balance of the Purchase Price shall be paid to Seller in cash at the Close of Escrow.

3.2

Terms of Payment.  Bedford shall pay the Purchase Price to Seller as follows:

3.2.1

Deposit.  Within two business days after the Agreement Date, Bedford shall deliver to Escrow Holder the amount of the Deposit in the form of a check payable to Escrow Holder or by wire transfer of same day funds.

3.2.2

Investment of the Deposit.  Bedford may instruct the Escrow Holder to invest the Deposit in short-term, high-grade securities, interest bearing bank accounts, bank certificates of deposit, or bank repurchase agreements.  All interest or other income thereon shall belong to Bedford and shall be remitted to Bedford as and when received by Escrow Holder, irrespective of the disposition of the Deposit itself.

3.2.3

Application of the Deposit.  The Deposit shall be non-refundable and the property of Seller only if, when, and after Bedford delivers to Seller and Escrow Holder all of the following:  (i) the Title Notice (defined in Section 4.4), (ii) the Estoppel Notice (defined in Section 11.1.4), and (iii) the Inspection Approval Notice (defined in Section 6.3).  If any of the Title Notice, the Estoppel Notice or the Inspection Approval Notice is not timely delivered by Bedford, this Agreement shall be terminated according to its terms and the Deposit returned to Bedford.  If the sale of the Property is consummated, the Deposit shall be applied toward the Purchase Price.  Until the expiration of the Inspection Period, Escrow Holder shall release the Deposit to Bedford upon the sole instruction of Bedford and upon such release, this Agreement is terminated.

3.2.4

Payment of the Purchase Price.  On or before the Closing Date, Bedford shall deposit the balance of the Purchase Price required pursuant to Section 3.1 with Escrow Holder.  The amount required to be deposited hereunder shall be reduced by the amount of the Deposit and by all credits due Bedford under this Agreement, and increased by all items chargeable to Bedford under this Agreement.  Any interest earned on said funds prior to the Closing Date shall be paid to Bedford.

ARTICLE 4

APPROVAL OF TITLE

4.1

Title Commitment.  Within five business days after the Agreement Date, Seller shall use commercially reasonable efforts to arrange for delivery to Bedford, a preliminary title report or commitment for an ALTA owner’s policy of title insurance, covering the Property, issued by the Title Company, together with legible copies of all exceptions and matters of record referred to therein (said preliminary report or commitment, together with the materials referred to above shall be referred to as the “Title Commitment”).  The Title Commitment shall show that Seller has marketable and insurable fee simple title to the Property.

4.2

Survey.  Seller shall cause the Survey to be delivered to Bedford within fifteen days after the Agreement Date.  The Survey shall be certified to Bedford and the Title Company (and such other persons as Bedford may direct) with the certification form attached hereto as Exhibit C signed by the surveyor or engineer preparing the Survey.  Seller shall pay only that portion of the costs of the Survey that would be incurred to update only the ALTA/ASCM Table items that are set forth on Seller’s presently existing survey of the Property and Bedford shall pay all other additional costs incurred to meet Bedford’s Survey Requirements.

4.3

Title and Survey Review.  Bedford shall have until five business days after receipt of both the Title Commitment and the Survey to notify Seller of any Title Exceptions that are not acceptable to Bedford (all such items shall be referred to as “Title Objections”).  The failure of Bedford to provide written notice of Title Objections shall be deemed a notice that all Title Exceptions are Title Objections.

4.4

Seller’s Right to Cure.  Within five business days after receipt of Bedford’s notice of Title Objections, Seller shall provide written notice to Bedford and Escrow Holder as to which, if any, of the Title Objections Seller shall cause to be removed of record or otherwise cured to the satisfaction of Bedford in its discretion by the Closing Date (the exceptions which Seller agrees to cause to be removed are the “Approved Title Objections”).  Seller must cure all exceptions relating to deeds of trust, mortgages, liens or other encumbrances representing monetary liens except for liens related to the Assumed Debt (and also excluding non-delinquent real property taxes) which can be removed by the payment of money (such liens to be removed collectively being the “Monetary Liens”).  Seller has no obligation to cure any other exceptions.  If Seller elects not to cure all Title Objections, then Bedford shall have the right, upon written notice to Seller, to acquire the Property subject to the Title Objections, except for the Monetary Liens, without any abatement in the Purchase Price.  Within three business days of receipt of Seller’s notice of the Approved Title Objections, Bedford shall provide Seller and Escrow Holder notice (the “Title Notice”) of whether Bedford is electing to terminate this Agreement or acquire the Property subject to the terms noted above.

If Seller does not remove an Approved Title Objection or Monetary Lien by the Closing Date, Seller shall not be deemed in default under this Agreement, but Bedford shall thereupon have the right, but not the obligation, upon written notice to Seller, to (1) cancel this Agreement and receive a refund of the Deposit and all of its Due Diligence Costs not to exceed the Due Diligence Expense Cap (each defined in Section 14.2) or (2) acquire title to the Property subject to such Approved Title Objection or Monetary Lien and reduce the Purchase Price by the amount reasonably estimated by Bedford to remove or cure such Approved Title Objection or Monetary Lien.  In exercising its rights under the preceding sentence, Bedford shall have the right, but not the obligation, to adjourn the Closing Date for thirty days before making any such election as to its remedy.

4.5

Permitted Exceptions.  The Title Exceptions except for (i) any Approved Title Objections and (ii) the Monetary Liens are referred to herein as the “Permitted Exceptions.”

4.6

Owner’s Policy.  At Closing, Seller shall use commercially reasonable efforts to cause the Title Company to issue to Bedford an ALTA Owner’s Policy of Title Insurance (Form B, revised 10/17/70), with extended coverage, in the amount of the Purchase Price, insuring that after the Closing, Bedford has fee simple title to the Real Property, the Appurtenances and the Improvements subject only to the Permitted Exceptions, together with a zoning endorsement and such other endorsements required by Bedford (at Bedford’s sole cost and expense as provided in Section 8.7.1 below), with liability in the amount of the Purchase Price, and with the standard exceptions or provisions for mechanic’s liens, coinsurance, creditor’s rights, and mandatory arbitration omitted or modified in a manner reasonably requested by Bedford, with such reinsurance and coinsurance as Bedford may elect (“Title Policy”).  Indemnification of the Title Company by Seller or any other party, in order to induce the Title Company to insure over any Title Objections, or to obtain any endorsement required by Bedford, shall not be allowed except with the prior written consent of Bedford after full disclosure to Bedford of the nature and substance of the indemnity and the matter to be indemnified against.

ARTICLE 5

ACCESS

5.1

Access to Information and Property.  From and after the Agreement Date, Seller shall allow Bedford and its agents and consultants, continuing access during business hours to (i) the books, financial reports, and records of Seller relating to the Property (including information concerning construction costs for the buildings and improvements comprising the Property and capital expenditures for the Property), (ii) all tenant files and correspondence relating to the Property and the Leases, and (iii) the Property, including, without limitation, the right to drill test wells and take soil borings.  Bedford shall exercise such access at such times as deemed reasonably necessary to Bedford.  Bedford agrees to indemnify and hold Seller harmless from any damage or injury to persons or property caused by Bedford or its authorized representatives during their entry and investigations prior to Closing, but Bedford shall not be responsible for any defects or contamination discovered as a result.  This indemnity shall survive the termination of this Agreement or the Closing, as applicable, provided that Seller must give notice of any claim it may have against Bedford under such indemnity within six months of such termination or the Closing Date, as applicable, if the claim involves damage to Seller’s Property.

5.2

Tenants and Vendors.  Seller and its agents shall allow (and Seller hereby authorizes) Bedford to contact any or all of (i) the Tenants under the Leases, (ii) the contracting parties under any service contracts, (iii) the obligors under any warranties or guarantees relating to the Property, with respect to determining and verifying the precise terms and nature of their tenancies and contract rights, as the case may be.  In addition, Seller shall afford Bedford access to all of Seller’s Tenant correspondence files and other Tenant records with respect to the Property.  Seller shall cooperate and lend prompt assistance to Bedford in making any such contact and in obtaining such information.

5.3

Property Management Procedures.  Seller shall allow and assist Bedford and its employees and agents in the observation and communication with the property manager of the Property for the purpose of affording Bedford the opportunity to gain familiarity with the operations and procedures for managing and operating the Property.

ARTICLE 6

INSPECTION AND CONTINGENCIES

6.1

Due Diligence Materials.  Within five days after the Agreement Date, Seller shall deliver to Bedford true and correct copies of all of the “Due Diligence Materials” listed below in Seller’s possession or control (unless specific reference is otherwise made) for review and approval in Bedford’s sole discretion.  Seller shall notify Bedford in writing when all such items have been so provided to Bedford, and Bedford shall notify Seller within five business days after the date of receipt of such notice of any missing items of which Bedford is aware.  Bedford shall promptly notify Seller if after the aforesaid five business day period, Bedford discovers that an item has not been furnished by Seller which was required to be furnished under this section, and Seller shall promptly furnish such items to Bedford.  The Due Diligence Materials to be provided by Seller are as follows:

6.1.1

Contracts.  Copies of all certificates of occupancy, warranties and other contracts or documents of significance to the Property in Seller’s possession or control.

6.1.2

Financial Statements.  Financial records and statements, including:

(i)

annual financial statements (audited if available), rent roll, general ledgers and real estate tax bills for the last two full fiscal years of operation of the Property;

(ii)

monthly operating statements for the Property for the previous twelve months (collectively, (i) and (ii) are referred to herein as the “Operating Statements”). The Operating Statements for the previous twelve month period shall include sufficient information to calculate (1) estimated taxable operating results and (2) estimated amounts of cash to be made available;

(iii)

monthly cash flow statements for the Property for the previous twelve months, and annual cash flow statements for the previous two fiscal years, each stating all income, expense, capital expenditures, cash receipts of any kind, and cash balances;

(iv)

the items set forth in (i) through (iii) shall be certified as having been prepared in accordance with generally accepted accounting principles (except to the extent prepared on a cash basis or otherwise to the extent not prepared in accordance with generally accepted accounting principles) by an independent certified public accountant, or so certified by Seller if the statements have not been prepared by an independent certified public accountant; and

(v)

a receivables aging report or comparable report showing tenant payment histories.

6.1.3

Leases.  Copies of all existing and pending Leases (and amendments thereto) affecting the Property, including without limitation, all amendments, modifications, assignments of Leases and all subleases.  Copies of any Leases between Seller and the users of the cellular tower on the Property.

6.1.4

Contractors.  A schedule of any contractors retained by Seller in the operation of the Property, setting forth names, compensation, term of agreement and other pertinent information concerning such contractors.

6.1.5

Plans and Inspections.  Copies of the “as-built” plans and specifications for the Property certified by the preparing architect or engineer, including structural, mechanical and electrical calculations and plans for any current or past Tenant Improvements.  To the extent such plans are not in Seller’s possession or control, Seller will cooperate with Bedford, at no expense to Seller, to obtain such plans from the architects and engineers of record.  Seller shall also provide the following items relating to the Property to the extent in Seller’s possession or control:  (i) copies of any archeological, geologic, or soils reports; (ii) copies of any engineer’s inspection report of the central mechanical system; and (iii) copies of all HVAC logs for the past three years.

6.1.6

Insurance Records.  Copies of (i) all pending claims filed against any casualty, liability or other insurance policies affecting the Property; (ii) insurance claims history for the Property; and (iii) any other loss control reports issued by any insurance companies which have insured the Property in the past five years.

6.1.7

Permits.  Copies of all governmental permits, certificates of occupancy, certificates of compliance for all Improvements, signed-off final construction inspection cards, and other approvals obtained or held by Seller and relating to the construction, operation, use or occupancy of any part of the Property in Seller’s possession or control.

6.1.8

Environmental.  Copies of any Phase I, Phase II or other environmental reports relating to the Property, including, without limitation, any lab tests and communications from and with any governmental agency regarding any environmental matter or remediation work at the Property.  Copies of any Tenant permits, inspections, notices or other data relating to any Tenant’s use, storage, manufacturing or release of any Hazardous Materials on the Property.

6.1.9

Survey.  Copies of any boundary and topographical surveys of the Property that are no older than two years as of the Agreement Date.

6.1.10

ADA.  To the extent in Seller’s possession or control, copies of any studies or evaluations of the Property with respect to any issues relating to compliance with or violations of the American’s with Disabilities Act.

6.1.11

Retention Basin.  Copies of any easements, licenses or other agreements relating to the retention basin affecting the Property including any agreements with adjacent property owners allowing access to or use of said retention basin.

6.1.12

Other.  Any other information pertaining to the Property reasonably requested by Bedford.

6.2

Inspection Period.  As a condition to Bedford’s obligation to purchase hereunder, Bedford shall be entitled to examine the Property, the Due Diligence Materials, Seller’s business records and tenant files on the Property, and other economic, governmental, development and marketing feasibility, and physical studies and analyses as Bedford may require (the “Inspection Matters”).  During normal business hours and on not less than 24 hours advance notice, Bedford shall have the right to inspect and copy Seller’s business records, tenant files and other documents in Seller’s possession relating to the Property which are not included in the Due Diligence Materials.  The examination, analyses and studies shall be completed during the Inspection Period.  Bedford may disapprove any Inspection Matters in its sole and subjective discretion.

6.3

Notice.  Bedford shall provide Seller and Escrow Holder written notice of approval or disapproval of the Inspection Matters (the “Inspection Approval Notice”) prior to the expiration of the Inspection Period.  This Agreement shall be deemed terminated on the expiration of the Inspection Period if Bedford does not timely provide the Inspection Approval Notice to Seller and Escrow Holder.  Upon actual or deemed termination, the Deposit shall be returned to Bedford, and there shall be no further obligation on the part of either party except for any indemnification obligations provided for in this Agreement.

ARTICLE 7

LEASES AND SERVICE CONTRACTS

Attached hereto as Exhibit F is a “Rent Roll” for the Property that reflects all Leases at the Property.  The Rent Roll includes a list of all Tenants under the Leases; the termination date of each Lease; the rent payable under each Lease; any renewal, extension, or expansion options; and the security deposit, if any, posted by each Tenant as of the Agreement Date.  All service contracts for the Property are to be terminated by Seller at the Close of Escrow.

ARTICLE 8

ESCROW AND CLOSING

8.1

Closing.  The Closing shall occur on the Closing Date set forth in Section 1.1.2; provided all the Assumed Debt Documentation (defined below) has been deposited into Escrow duly executed by all the necessary parties.  If, notwithstanding Bedford and Seller’s commercially reasonable efforts to obtain from the Assumed Debt lender all documents necessary to the assumption of the Assumed Debt on terms reasonably acceptable to the parties (the “Assumed Debt Documentation”), the Assumed Debt Documentation is not completed by the Closing Date, the Closing Date shall be extended to a date that is two business days after that date that the fully executed Assumed Debt Documentation has been deposited into Escrow; provided, however that the Closing Date shall not be extended beyond a date that is 60 days after the expiration of the Due Diligence Period.  Bedford’s commercially reasonable efforts to assume the Assumed Debt shall require it to separately enter into an agreement with the lender whereby Bedford assumes usual and customary recourse obligations for any “carve out” liabilities under such Assumed Debt Documentation.

8.2

Escrow.  Within two business days after the Agreement Date, the parties shall deliver a fully executed copy of this Agreement to Escrow Holder.  This Agreement shall constitute the joint escrow instructions of Bedford and Seller to Escrow Holder and upon the opening of escrow, Escrow Holder is authorized to act in accordance with the terms of this Agreement.  Upon Escrow Holder’s request, the parties shall execute such additional and supplementary escrow instructions as may be appropriate or required by Escrow Holder to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that if there is any conflict or inconsistency between such general provisions and this Agreement, this Agreement shall control.

8.3

Seller Deliveries in Escrow.  Prior to the Closing, Seller shall deliver to Escrow Holder for delivery to Bedford the following:

8.3.1

Deed.  The Deed, in the form attached hereto as Exhibit D, duly executed and acknowledged.

8.3.2

Bill of Sale and Assignment.  The Bill of Sale and Assignment, in the form attached hereto as Exhibit E (the “Bill of Sale and Assignment”), duly executed, which conveys, transfers and assigns to Bedford all of the Personal Property, Intangible Property, Leases (hereinafter defined) and all security deposits.

8.3.3

Rent Roll.  An updated Rent Roll, which shall be attached to the Bill of Sale and Assignment as an Exhibit and certified by Seller as true and correct and containing no changes or additions from the Rent Roll attached hereto as Exhibit F, other than leases expressly approved in writing by Bedford as provided under Section 10.1.4 hereof.  The updated Rent Roll shall contain the same categories of information as provided in the Rent Roll attached hereto on Exhibit F.

8.3.4

Inventory.  A complete list of Personal Property owned by Seller and located on or used in connection with the operation of the Property, being conveyed to Bedford and certified by Seller as true and correct and containing no changes from the list of Personal Property attached hereto as Exhibit B, except as expressly provided in this Agreement.  The updated list shall be attached to the Bill of Sale and Assignment as an Exhibit.

8.3.5

Seller’s Certificate.  A certificate executed by Seller, in form, scope, and substance reasonably satisfactory to Bedford, certifying that there have been no changes in the information and data contained in the Due Diligence Materials delivered by Seller to Bedford, except for changes previously disclosed to and approved in writing by Bedford.

8.3.6

FIRPTA Affidavit.  Either (i) an affidavit from Seller, in form, scope and substance reasonably satisfactory to Bedford and Escrow Holder, reaffirming Seller’s representation and warranty that it is not a foreign person under Section 1445, et seq., of the Code, or (ii) a withholding certificate issued by the Internal Revenue Service, pursuant to Section 1445(a)(4) of the Code and the regulations promulgated thereunder, which excuses Bedford from any withholding obligations under Section 1445 of the Code, or (iii) if Seller fails to deliver the affidavit described in clause (i) above or the withholding certificate described in clause (ii) above, a certificate, affidavit or other written evidence sufficient to establish that Bedford is not otherwise required to deduct and withhold a portion of the Purchase Price pursuant to the Code and the regulations promulgated thereunder in connection with the transactions contemplated herein.

8.3.7

Owner’s Affidavit.  Such affidavits, other evidence of title, partnership agreements, certificates of partnership, corporate articles, by-laws, certificates of good standing, resolutions, consents, evidence of authority to enter into the transaction contemplated in this Agreement and the like from Seller and/or other third parties as may be required by the Title Company, on or in forms required by the Title Company in order to issue the Title Policy (hereinafter defined) as specified in this Agreement, and/or as may be reasonably required by Bedford.

8.3.8

Tenant Notice.  Written notice, in the form attached hereto as Exhibit G, duly executed by Seller or its agent, to the Tenants under the Leases at the Property informing them of the transfer of ownership of the Property.

8.3.9

Closing Statement.  Seller’s approval of the closing statement prepared by the Escrow Holder.

8.3.10

Debt Assumption.  The Assumed Debt Documentation duly executed by Seller and by the lender for such Assumed Debt.

8.4

Seller Deliveries to Bedford.  Concurrently with the Closing, or as soon thereafter as possible, Seller shall deliver to Bedford the following (which at the request of Bedford shall be delivered to Bedford’s on-site property manager):

8.4.1

Leases and Contracts.  Originals of all Leases and the correspondence and business files for all the Tenants under Leases.

8.4.2

Building Permits.  Originals or copies of building permits and certificates of occupancy for the Improvements and all Tenant-occupied space included within the Improvements to the extent in Seller’s possession or control.

8.4.3

Plans.  One complete set of the final as-built plans and specifications for the Improvements, certified by the architect and engineer for the design and construction of the Improvements.

8.4.4

Personal Property.  All of the Personal Property not located on the Property.

0.0.1

Records.  Originals (if available, otherwise copies) of all licenses,

warranties and guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements and any tenant improvements, environmental and engineering reports and studies, tax bills and other reports comprising a part of the Due Diligence Materials.

8.4.6

Keys.  Keys to all doors in the Property properly tagged for identification, which at the request of Bedford, shall be delivered to Bedford’s on-site property manager.

8.4.7

Termination of Agreements.  Written evidence satisfactory to Bedford of (i) termination of the existing property management agreement affecting the Property, executed by the parties thereto; and (ii) termination of all service contracts, executed by the parties thereto.

8.4.8

Survey Assignment.  An assignment of Seller’s rights under its contract with the surveyor for the preparation of the Survey.

8.5

Bedford Deliveries in Escrow.  At or prior to the Closing Date, Bedford shall deliver to Escrow Holder for delivery to Seller the following:

8.5.1

Funds.  The funds required of Bedford under the terms of this Agreement.

8.5.2

Bill of Sale and Assignment.  A counterpart of the Bill of Sale and Assignment, duly executed by Bedford.

8.5.3

Closing Statement.  Bedford’s approval of the closing statement prepared by the Escrow Holder.

8.5.4

Authority.  Evidence reasonably satisfactory to the Title Company of the power and authority of Bedford to enter into and consummate this Agreement.

8.5.5

Debt Assumption.  The Assumed Debt Documentation duly executed by Bedford.

8.6

Other Documents.  Seller and Bedford shall, prior to the Closing Date, execute any and all documents and perform any and all acts reasonably necessary or appropriate to consummate the purchase and sale pursuant to the terms of the transaction set forth in this Agreement.  Such documents may include a closing statement reflecting all prorations, adjustments and closing costs, and escrow instructions for Closing, an agreement designating the Escrow Holder as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder, or such other documentation as the Title Company may reasonably require for the issuance of the Title Policy.

8.7

Closing Costs. All closing costs or expenses of escrow shall be paid as follows:

8.7.1

Title Insurance.  Seller shall pay the title insurance premium for an ALTA Standard Owner’s Policy of Title Insurance in the amount of the Purchase Price for the Property.  Bedford shall pay the premium for the extended coverage and any endorsements as Bedford may request.

8.7.2

Recording Fees.  Seller shall pay the cost of recording the Deed and any other documents.

8.7.3

Transfer Taxes.  Seller shall pay all State, County and City transfer taxes to convey the Property to Bedford from Seller.

8.7.4

Other.  Bedford and Seller shall each pay one-half of the escrow fees charged by the Escrow Holder.  Bedford and Seller shall each pay one-half of any and all costs, fees and charges incurred in connection with the assumption of the Assumed Debt by Bedford.  Each party shall be responsible for its own attorneys’ fees.  Seller shall pay the cost to satisfy all Approved Title Objections and Monetary Liens, including any prepayment charges.  If Bedford terminates this Agreement during the Inspection Period, Bedford shall pay for any title and escrow cancellation fees.

8.8

Prorations.  All prorations and adjustments for the Property shall be made as of midnight of the day preceding the Closing Date, unless another date is mutually agreed in writing by the parties (the “Adjustment Date”).  If the prorations and adjustments are found to be incorrect within twelve months after the Closing Date, Seller and Bedford agree to re-prorate or readjust the same accordingly.  All prorations and adjustments shall be in cash as a cash credit or debit as follows:

8.8.1

Taxes.  Seller and Bedford shall prorate general real estate taxes and assessments payable for the current fiscal year as of the Adjustment Date.

8.8.2

Rents.  All rental payments, additional rents, common area maintenance charges, charges for taxes and insurance premiums or for the escalation of taxes and/or insurance, if any, and other charges payable under the Leases (hereinafter collectively referred to as the “Rents”) in the month in which the Closing Date occurs shall be prorated as of the Adjustment Date but only to the extent such Rent has been paid to Seller.  With respect to any Rent arrearages under the Leases as of the Closing Date, such arrearages shall be treated as delinquent rent and if collected after the Closing Date shall be distributed as provided in Section 8.8.2 (ii).

(i)

Operating Expenses.  Final proration of operating expenses which are reimbursable by any present Tenant of the Property or any portion thereof shall not be prorated hereunder (except to the extent that Seller is due a credit for having already paid such expense).  Bedford shall send customary statements for reimbursement of operating expenses and taxes to Tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefore.  Bedford shall remit to Seller, upon receipt, Seller’s share of such operating expenses that were actually paid by Seller and for which Seller had not previously received a credit at Closing.

(ii)

Delinquent Rents.  If, on the Adjustment Date, any Tenant at the Property is delinquent in the payment of any minimum or base monthly rents and/or its prorata share of Operating Expenses (herein referred to as “Base Rent”), then any delinquent Base Rent collected by Bedford after the Closing Date shall be successively applied to the payment of (i) Base Rent due and payable in the months succeeding the month in which the Closing Date occurs (through and including the month in which payment is made), which payment shall be retained by Bedford (ii) Base Rent due and payable in the month in which the Closing Date occurs, which payment shall be prorated as of the Adjustment Date (although not a credit to Bedford at Closing) and the portion due Seller shall be paid by Bedford to Seller and (iii) Base Rent due and payable in the months preceding the months in which the Closing Date occurs, which payment shall be promptly paid by Bedford to Seller.

(iii)

Collection Efforts.  Bedford shall not be obligated to take any steps to recover any Rent arrearages.  If Bedford collects any Rent arrearages that are to be prorated between the parties as provided in Section 8.8.2 and its subsections, Bedford shall be permitted to deduct reasonable costs of collection incurred by Bedford.  Seller shall have the right to commence and prosecute legal actions against a Tenant for any delinquent Rent and other obligations arising or accrued prior to the Closing Date, provided that such suit, action or enforcement proceeding does not seek or cause a termination of the Lease with such Tenant, name Bedford in such action or exercise remedies under the Lease other than to seek monetary damages.  Bedford and Seller shall each promptly pay to the other any amount due such party as a result of any proration required under Section 8.8.2 and its subsections.  If such payments are not paid within twenty days after receipt of written demand, then all such amounts shall bear interest at a rate of ten percent per annum until such time as all such amounts are paid in full.  The terms and conditions set forth in Section 8.8.2 and its subsections shall expressly survive the Closing Date.

8.8.3

Prepaid Rents.  Seller shall grant Bedford a credit equal to the amount of all prepaid Rents paid to Seller at or prior to the Closing Date by Tenants under the Leases or otherwise relating to the leasing and operation of the Property and other items of prepaid income relating to the Property.  Except as set forth in Section 11.1.5, all free rent, operating expense abatements and other rent concessions applicable after the Closing Date shall not be the basis of any credit to Bedford.

8.8.4

Security Deposits.  Seller shall grant Bedford a credit equal to the amount of all security and other refundable deposits (together with interest only if required under such Tenant’s Lease or under applicable law) collected by Seller.  Seller shall not apply any Tenant’s security deposit towards any past due rental or other sum due and owing by such Tenant under its Lease.

8.8.5

Leasing Commissions and Tenant Improvement Costs.  Except as set forth in Section 11.1.5 and for any Approved New Lease (as hereinafter defined), Seller shall pay all leasing commissions and tenant improvement costs accrued in connection with any Lease executed on or before the Closing Date (but not including leasing commission attributable to expansion or extension options which are not exercised until after the Closing) or Bedford shall receive a credit therefor at Closing.  With respect to any Approved New Lease entered into after the date on which Bedford has delivered to Seller its written notice of approval of its conditions as provided in Section 10.1.4 hereof, Bedford shall pay all leasing commissions and tenant improvement costs incurred in connection with such Approved New Lease, not to exceed the amounts disclosed in writing to and approved in writing by Bedford in connection with its approval of such Approved New Lease.  Seller shall provide Bedford with copies of invoices or other reasonably satisfactory evidence of payment of such expenses that are the subject of reimbursement by Bedford, together with copies of any lien releases to the extent obtained by Seller.  Seller shall grant Bedford a credit at the Closing Date to the extent any of the lease obligations of Seller under this Section or Section 10.1.4 have not been paid by Seller as of the Closing Date.

8.8.6

Utilities.  Except for charges for utilities metered directly to, and payable directly by, Tenants at the Property, Seller shall be responsible for all utility services to the Property and payment therefor up to the Closing Date and Bedford shall be responsible for such utility services and payment therefor thereafter.  Seller shall notify each utility company of the change in ownership.  Final readings and final billings for utilities shall be made as of the Adjustment Date to the extent practical.  If final readings and billings cannot be obtained as of Closing, the final bills, when received shall be prorated based upon the number of days Seller owned the Property in such final billing period.

8.8.7

Service and Maintenance Contracts.  Seller shall be responsible for payment of all charges under any service contracts affecting its Property until the Closing Date.  Seller shall pay all costs and expenses to terminate all service contracts (including, without limitation, Seller’s property management agreement).

8.8.8

Preliminary Closing Statement.  Seller and Bedford shall jointly prepare a preliminary Closing statement on the basis of the Leases and other sources of income and expenses and shall deliver such computation to the Escrow Holder prior to the Closing.

8.8.9

Post-Closing Reconciliation.  If any of these prorations cannot be calculated accurately on the Closing Date, then they shall be calculated or recalculated as soon after the Closing Date as feasible.  Any sums owed by one party to the other as a result of the calculations shall be paid within ten business days.

ARTICLE 9

CASUALTY OR CONDEMNATION

9.1

Casualty.  If any portion of the Property is damaged or destroyed prior to the Closing Date and (i) such damage or destruction is fully covered by Seller’s insurance (except for the deductible amounts thereunder), (ii) the insurer agrees to timely pay for the entire cost of such repair, and (iii) the repair would cost less than $100,000.00, then this Agreement shall remain in full force and effect and Bedford shall acquire the Property upon the terms and conditions set forth herein.  In such event, Bedford shall receive a credit against the Purchase Price equal to such deductible amount, and Seller shall assign to Bedford all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction.  Otherwise, if any portion of the Property is damaged or destroyed prior to the Closing Date Bedford shall have the right upon written notice to Seller within thirty days after notice of such damage or destruction to (i) terminate this Agreement and receive a refund of the Deposit, or (ii) proceed with the purchase of the Property under this Agreement and receive an assignment of all of Seller’s insurance policies and proceeds and a credit against the Purchase Price for the amount of any deductible and any insurance proceeds previously paid to Seller for such damage or destruction.  The failure of Bedford to provide such written notice shall be deemed an election to terminate.  Bedford shall have the right to extend the Closing Date for thirty days to evaluate the scope of the damage and available insurance under Seller’s insurance policy.

9.2

Condemnation.  If any portion of the Property is taken by condemnation prior to the Closing Date, Bedford shall have the right, upon written notice to Seller within thirty days after receipt of notice of such taking, to terminate this Agreement and receive a refund of the Deposit.  The failure of Bedford to provide such written notice shall be deemed an election to terminate.  Bedford shall have the right to extend the Closing Date for thirty days to evaluate the scope of the taking and available condemnation proceeds.  If Bedford does not elect to terminate this Agreement as provided above, the parties shall proceed to close under the terms of this Agreement and Seller shall assign to Bedford at the Closing Date the proceeds of the condemnation award.

ARTICLE 10

COVENANTS OF SELLER

10.1

Operation of Property.  Prior to the Closing Date, Seller will operate the Property subject to the following provisions and limitations:

10.1.1

Maintenance and Repair.  Seller shall continue to operate and maintain the Property consistent with the present business and operations thereof.  It is the intention of the parties hereto that the general operations of the Property shall not be changed between the date hereof and the Closing Date.

10.1.2

Compliance with Law.  Seller shall comply with all warranties, guarantees, licenses, and contracts, ordinances and laws pertaining to the Property.

10.1.3

Compliance with Leases.  Seller shall comply with all of the terms and conditions of the Leases.

10.1.4

New Leases and Contracts.  From and after three days prior to the end of the Inspection Period (the “Lease Cut-off Date”), without the prior written consent of Bedford, not to be unreasonably withheld, except as set forth in Section 11.1.5 Seller shall not (i) modify or amend any of the Leases; (ii) extend or grant any concessions with respect to any of the Leases, or accept any prepayment of rent under the Leases other than one month in advance; (iii) enter into any new lease or extend any existing lease for space at the Property; (iv) enter into any new service, supply, maintenance or other contract pertaining to the Property or the operation of the Property, which contract is not cancelable at the Closing; (v) purchase, lease or contract to purchase or lease new items or equipment or inventory with respect to the Property other than in the ordinary course of business; (vi) remove existing items of equipment or other personal property, other than in the ordinary course of business, provided, however, that any items removed shall be replaced with personal property of like kind and quality; or (vii) alter or contract for the alteration of any existing improvements or construct or install or contract for the construction or installation of any new improvements other than tenant improvement work in connection with the Leases if any such items in (i) through (vii) above would have a “material adverse impact” on Bedford.  As used herein a material adverse impact would be a change that decreases either Bedford’s return on its investment in the Property (as computed using Bedford’s typical underwriting standards) or Bedford’s Funds From Operations (FFO) from the Property (as computed using the NAREIT and SEC approved conventions for computation of FFO).  Any new leases entered into with Bedford’s prior written consent as herein provided (“Approved New Leases”) shall thereafter be deemed to be a part of the “Leases” as defined in this Agreement, and any existing Leases which by their terms expire or which are terminated with the prior written consent of Bedford prior to Closing shall no longer thereafter be deemed to be a part of the Leases.  Any request for consent by Bedford to any matter covered under this Section shall be made in writing to Bedford and shall include a detailed description of the matter, including in the case of any new Lease the financial condition of the proposed Tenant, the configuration of the space to be leased, the amount of any leasing commission and the type and cost for tenant improvements.  Bedford shall reasonably approve or reject each such matter (providing specific written objections in the event of a rejection) within five days of receipt of a request for approval.  Bedford’s failure to provide an objection within the five day period shall be deemed approval of the matter.  As to any transaction set forth in subsections (i) through (vii), above, entered into by Seller prior to the Lease Cutoff Date, Seller shall provide Notice to Bedford of the transaction and a copy of any writing related thereto within two business days of execution.  Within three business days of receipt of such Notice, Bedford may terminate the Agreement and receive a refund of the Deposit and, only if the transaction results in a material adverse impact, Bedford shall receive a refund from Seller of all of Bedford’s Due Diligence Costs not to exceed the Due Diligence Expense Cap.

10.1.5

TI Construction Contracts.  Any construction contracts for tenant improvement work under any Approved New Leases shall be subject to the prior written approval of Bedford.

10.1.6

Notices.  Seller shall give immediate notice to Bedford in the event Seller receives notice or obtains knowledge of (i) the default of any party, or event which with the passage of time or giving of notice, or both, may constitute a default, pursuant to the Leases; (ii) any notice that a Tenant at the Property has or may file bankruptcy or otherwise seek protection under any insolvency laws; (iii) the violation of any law, ordinance or regulation relating to the Property; (iv) notice of cancellation or default pursuant to any policy of insurance relating to the Property; (v) the taking or threatened taking of the Property or any portion thereof by eminent domain; (vi) any casualty relating to the Property; or (vii) the filing or threat to file an action, claim or proceeding in any court or administrative agency against Seller which may affect the Property.

10.1.7

Market Vacant Space.  Seller will continue to market vacant space for lease at rental rates and otherwise on terms approved by Bedford.

10.1.8

Payments.  Seller has paid, or will pay in full prior to Closing Date, all bills and invoices for labor, goods, materials and services of any kind relating to the Property, utility charges (not payable by Tenants) with the exception of insignificant expense items, the non-payment of which will not result in a lien on the Property, and which items Seller agrees to pay in a timely fashion after Closing Date.  Any alterations, installations, decorations, and other work required to be performed under the agreements affecting the Property have been, or will by Closing be, completed and are, or will be, paid in full or within the time frame required under the applicable construction contract.  Any leasing brokerage fee or similar commission that is or will become due and payable in connection with any Lease at the Property prior to the Closing Date has been or will be paid by Seller prior to Closing Date.

10.1.9

Debt Service.  Seller shall make all payments of principal and interest required to be made prior to the Closing Date under any deed of trust encumbering the Property.

10.2

Maintenance of Insurance.  Seller currently maintains casualty insurance for the Property.  Such insurance provides for one hundred percent replacement cost coverage with a deductible not greater than $10,000.00, and coverage for loss of rents for at least twelve months.  Seller agrees to maintain such insurance (or comparable insurance) until the Closing Date.

ARTICLE 11

CONDITIONS PRECEDENT TO CLOSING

11.1

Bedford’s Conditions.  Anything in this Agreement to the contrary notwithstanding, Bedford’s obligation to acquire the Property and to perform its other covenants and obligations prior to Closing shall be subject to and contingent upon the satisfaction of the following conditions precedent:

11.1.1

Approval of the Property.  By the end of the Inspection Period, Bedford shall provide the Inspection Approval Notice.  The failure of Bedford to provide the Inspection Approval Notice within said time period shall be deemed disapproval, this Agreement shall be terminated, and the Deposit returned to Bedford.

11.1.2

Title Policy.  Bedford’s review and approval of the proforma Title Policy, containing the endorsements required by Bedford, Bedford’s delivery of the Title Notice, and an irrevocable commitment by the Title Company to issue the Title Policy, together with all endorsements, in the form of the proforma Title Policy approved by Bedford.

11.1.3

No Changes.  The physical condition of the Property shall be substantially the same on the Closing Date as on the Agreement Date, reasonable wear and tear excepted.  As of the Closing Date there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which after Closing Date would materially adversely affect the value of the Property or the ability of Bedford to operate the Property in the manner it is currently being operated.  As of the Closing Date no proceedings shall be pending or threatened which could cause any adverse modification of the zoning classification of, or of any building or environmental code requirements applicable to the Property, or any portion thereof.

11.1.4

Estoppels.

(a)

Tenants.  Bedford’s review and approval of Tenant estoppel certificates comprising not less than 80% of the then currently rented square footage of the Property (the “Estoppel Threshold”) in substantially the form attached hereto as Exhibit H from all Tenants occupying any portion of the Property.  Seller shall prepare the draft estoppel certificates and provide them to Bedford for its review within five business days after the Agreement Date.  Bedford shall provide any comments to Seller within five days of receipt of the draft estoppel certificates and failure to timely provide comments shall be deemed Bedford’s approval of the draft estoppel certificates.  Said estoppel certificates shall be dated no earlier than forty-five days prior to the Closing Date.  Seller agrees to request each Tenant to execute and deliver its estoppel certificate as soon as possible after the date hereof, and Seller agrees to use its best efforts to obtain all such estoppel certificates.  To the extent Seller provides estoppel certificates for the Estoppel Threshold or greater but less than all of the rented square footage of the Property, Seller shall provide a Seller’s estoppel certificate containing substantially similar verifications as are in Exhibit H for Leases on the balance of the Property.

(b)

Others.  Bedford’s review and approval of estoppel certificates in form and substance reasonably satisfactory to Bedford from the two telecommunications lessees, as well as all parties to any covenants, conditions and restrictions; reciprocal easement agreements; retention basin agreements; or any other similar agreements affecting the Property.  Said estoppel certificates shall be dated no earlier than forty-five days prior to the Closing Date.  Seller agrees to request each other party to execute and deliver its estoppel certificate as soon as possible after the date hereof, and Seller agrees to use its best efforts to obtain all such estoppel certificates.

(c)

Approval.  Seller shall provide duly executed estoppel certificates from all Tenants (except as described above), and from all other lessees, declarants and controlling parties and associations under any covenants, conditions and restrictions of record and any reciprocal easements and other similar agreements.  Not later than five days after receipt by Bedford of all of the required estoppels, Bedford shall provide to Seller and Escrow Holder written notice (the “Estoppel Notice”) of its approval or disapproval of the estoppels, which approval shall not be unreasonably withheld.  Seller may terminate this Agreement upon failure of Bedford to timely provide the Estoppel Notice if such failure is not cured within two business days after Bedford’s receipt of notice of Seller’s intention to terminate.

11.1.5

Lease Status.  On the Closing Date, there shall not exist any material default by any Tenant under the Leases.  Prior to the Closing Date Seller and Tenant Unicorn Financial Services shall have executed an amendment to their existing Lease (the “Unicorn Amendment”) which shall amend the terms of said Lease in the following particulars only:  (i) the term of the Lease shall be extended for not less than three years; (ii) the base rent for the first year of the extended term shall be not less than $0.87 per square foot per month, triple net; and (iii) said base rent shall have annual rent increases of not less than two percent per year applied annually.  Seller shall have paid all leasing commissions and/or tenant improvement costs associated with the Unicorn Amendment.  If the Unicorn Amendment provides for any free rent, Seller shall pay to Bedford at Close of Escrow the amount of any base rent and all net costs not covered by Unicorn Financial Services for the period from the Closing Date through the end of any free rent period.

11.1.6

Representations and Warranties and Full Performance.  All representations and warranties of Seller shall be true, accurate and complete in all material respects as of the Closing Date, and all covenants and agreements of Seller to be complied with or performed prior to or at Closing shall have been complied with and/or performed in all material respects.

11.2

Failure of Satisfaction of Conditions.  If any one or more of the matters referred to in each of the subsections of Section 11.1 has not been reviewed and approved or waived in writing by Bedford on or before the date set forth therein for each condition precedent, or by the Closing Date if no time for satisfaction is expressly provided for, then such condition precedent shall be deemed unsatisfied, the Deposit shall be returned to Bedford, this Agreement hereby terminated, unless the failure of such condition precedent also constitutes a default under or breach of the terms of this Agreement on the part of Seller.  In that event Bedford may, at its option, either terminate this Agreement as aforesaid or bring an action against Seller pursuant to its remedies granted under this Agreement.

ARTICLE 12

REPRESENTATIONS & WARRANTIES

12.1

Seller Warranties.  Seller hereby represents and warrants to Bedford as follows (each of which representations and warranties is true and correct on the date hereof and will be true and correct on (and restated as of) the Closing Date, and each of which shall survive the Closing Date for a period of one calendar year):

12.1.1

Entity.  With respect to Seller and its business:

(i)

Authority.  Seller has all necessary power and authority to own, use and transfer its properties (including the Property) and to transact the business in which it is engaged, and holds all licenses and permits necessary and required therefore, and has full power and authority to enter into this Agreement, to execute and deliver the documents required of Seller herein, and to perform its obligations hereunder.

(ii)

Approvals.  Seller is duly authorized to execute and deliver and perform this Agreement, any other related documents and instruments and the transaction contemplated hereby or incidental hereto without any other approval or consent from any other party; and this Agreement and the other documents required of Seller hereunder shall be binding on and enforceable against Seller.

(iii)

FIRPTA.  Seller is not a foreign person or entity under Section 1445 of the Code.

12.1.2

Title.  With respect to the Property and the ownership thereof:

(i)

Real Property.  Seller is the owner of marketable fee simple title to the Property.

(ii)

Personal Property.  Seller is the owner of good title to all Personal Property free and clear of any and all liens, security interests, conditions, restrictions, agreements, encumbrances and the like, whether filed or not.

12.1.3

Leases.  The list of the current Leases set forth in the Rent Roll is true and correct as of the Agreement Date.  Except for the Leases and the telecommunications leases, there are no other leases, licenses or other agreements providing a party any right of occupancy of the Property which would become an obligation of Bedford after the Closing Date.  With respect to the Leases:

(i)

To the best of Seller’s actual knowledge, each Lease has been duly and validly executed and delivered by the parties thereto and is in full force and effect.

(ii)

There has been no assignment or subletting of the Tenant’s interest under any Lease or release of any guarantor of the Tenant’s obligations except as specifically provided in the Rent Roll.

(iii)

The copy of each Lease delivered by Seller to Bedford is true and accurate and is unmodified except as set forth in any amendments delivered to Bedford.  There are no understandings, oral or written, between the parties to the Lease which in any material manner vary the obligations or rights of either party.

(iv)

Seller has not received notice of default by Seller under any Lease and there is no default by a Tenant under a Lease, except as shown in the Rent Roll.

(v)

Except as set forth in each Lease, no Tenant has a right of refusal, option right or other right to purchase all or any portion of a Property.

(vi)

The amount of any security deposit held by or for the benefit of Seller under each Lease or any extension or expansion of any Lease is set forth on the Rent Roll and in the Lease with such Tenant.

(vii)

No rent under any Lease has been paid for more than thirty (30) days in advance.  There is no free rent, operating expense abatements and other rent concessions applicable after the Closing Date as to any of the Leases.

(viii)

All leasing commissions for the Leases, including extensions or expansions of the Leases in effect as of the Agreement Date, have been paid and there are no unpaid deferred leasing commission obligations outstanding including any relating to early lease termination options.

(ix)

Seller has no knowledge or notice of: (a) any Tenant of the Property under any Lease intending to vacate premises leased by such Tenant prior to the termination of its Lease; (b) any right of offset against rent claimed by any Tenant of the Property; (c) any assertion by any Tenant of the Property of rights to improvements; or (d) the filing of any petition under the bankruptcy law or state insolvency laws or laws for the reorganization of debtors by any Tenant or its creditors.

(x)

There are no free rent, operating expense abatements, incomplete tenant improvements, rebates, allowances or other unexpired concessions or any termination, extension, cancellation or expansion rights under any existing or pending Lease except as may have otherwise been disclosed to Bedford in writing.

12.1.4

Service Contracts.  There are no service, supply, maintenance, leasing or management agreements affecting the Property or the operation of any part thereof, that will survive the Close of Escrow.

12.1.5

Other Contracts.  There are no written or oral: (i) leases or conditional sales agreements for any of the Personal Property; (ii) sign agreements or licenses; or (iii) other commitments or agreements incidental to the management, operation, leasing or ownership of the Property except the Leases and the service contracts that will be terminated by Seller at Closing.

12.1.6

Due Diligence Materials.  Copies of the Due Diligence Materials to be delivered to Bedford as provided in this Agreement are to the best of Seller’s actual knowledge, true, accurate and complete copies of all documents comprising the Due Diligence Materials, with all supplements, amendments and exhibits thereto.  There are no modifications or other agreements, written or oral, affecting the Due Diligence Materials other than as expressly set forth in the copies delivered to Bedford.  All financial, income, and expense statements included in the Due Diligence Materials have been maintained in accordance with generally accepted accounting principles consistently applied other than such statements being on a cash basis and except as may otherwise be disclosed to Bedford in writing by Seller.

12.1.7

Litigation.  There is no litigation, claim, audit, action, or proceeding pending affecting the Property in any manner.  To the best of Seller’s actual knowledge, there is no threatened litigation, claim, audit, action, or proceeding by any public board or body, any governmental or administrative agency or instrumentality, any Tenant, or by any other person or entity affecting the Property in any manner.

12.1.8

Condemnation.  There is no pending or, to the best of Seller’s actual knowledge, threatened condemnation, environmental, zoning or other land-use regulation proceeding against the Property or any portion thereof.  Seller has no knowledge or notice of any public request, plans or proposals for changes in access or other municipal improvements that may affect the Property or result in a tax, levy or assessment against the Property or otherwise detrimentally affect the use, operation or value of the Property.

12.1.9

Utilities.  The Property is served by all utilities necessary for the operation thereof and such utilities are adequate with respect to service and capacity for the operation thereof.  All billed utility charges payable by Seller with respect to the Property have been paid and no utility is making any claims for any due or past due statements.

12.1.10  Zoning and Violations.  To the best of Seller’s actual knowledge, the Property is zoned to permit the operations of the Improvements in accordance with their current use as of the date hereof, and the present use and operation does not constitute a non-conforming use and is not subject to a variance.  Seller has no knowledge or notice of any alleged violation of any fire, zoning, building, or health law, regulation or ruling, whether federal, state or local, or of any other alleged violation of law which affect the Property.

12.1.11  Encroachments.  To the best of Seller’s actual knowledge, no part of any of the Improvements on the Property encroaches upon any property adjacent thereto or upon any easement, nor is there any encroachment or overlap upon the Property.

12.1.12  Environmental.  With respect to environmental matters affecting the Property:

(i)

To the best of Seller’s actual knowledge, the Property is not in violation of any of the Environmental Laws.  Neither Seller, nor to the best of Seller’s actual knowledge any third party, has engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under or in the Property, or transported any Hazardous Materials to, from or across the Property in violation of the Environmental Laws.  Seller has not given notice to any Tenant regarding any such activity.

(ii)

No Hazardous Materials have been constructed, deposited, stored, or otherwise located on, under or in the Property by Seller or to the best of Seller’s actual knowledge by any third party, including, without limitation, any Tenant at the Property.

(iii)

Seller has not received notice nor to the best of Seller’s actual knowledge have any Hazardous Materials migrated from other properties upon or beneath the Property.

(iv)

There are no underground storage tanks at the Property.

12.1.13  Geological.  To the best of Seller’s actual knowledge, there is no adverse geological or soil condition affecting the Property.

12.1.14  Liens.  There are no mechanic’s, materialman’s or similar claims or liens claimed against the Property for work performed or commenced on the Property.

12.1.15  Disclosure.  No representation or warranty by Seller herein, nor any certificate or other writing furnished or to be furnished by Seller to Bedford pursuant hereto or in connection with the transaction contemplated hereby, contains any untrue statement of fact, or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading.

12.1.16  Compliance.  Seller has not received from any Tenant, governmental agency, insurance company or Board of Fire Underwriters any notice of any defect or inadequacy in connection with the Property or its operation.

12.1.17  Licenses, Permits and Entitlements.  None of the Improvements constructed pursuant to any development agreement, variance, conditional use permit or similar waiver of applicable zoning laws, has any conditions precedent or subsequent to development approvals remaining to be performed by Seller or any owner with respect to such Improvements.  Seller has not entered into any pending commitment or agreement, nor to Seller’s knowledge has its predecessor entered into such a commitment or agreement, with a governmental agency with respect to the Property.

12.1.18  Taxes and Assessments.  To the best of Seller’s actual knowledge, there is no (i) proposed increase in the assessed valuation of the Property (except pursuant to the transaction contemplated hereby and annual increases in real property taxes permitted under applicable law), or (ii) except as disclosed in the Title Commitment, any existing or proposed assessment that has or may become a lien on the Property.

12.2

Bedford Warranties.  Bedford hereby represents and warrants to Seller as follows (each of which representations and warranties is true and correct on the date hereof and will be true and correct on (and restated as of) the Closing Date, and each of which shall survive the Closing Date for one calendar year):

12.2.1

Authority.  Bedford has all necessary power and authority to own, use and transfer its properties (including the Property) and to transact the business in which it is engaged, and holds all licenses and permits necessary and required therefore, and has full power and authority to enter into this Agreement, to execute and deliver the documents required of Bedford herein, and to perform its obligations hereunder.

12.2.2

Approvals.  Bedford is duly authorized to execute and deliver this Agreement and all documents and instruments and the transaction contemplated hereby or incidental hereto without approval or consent from any party.

12.3

As Is Nature of Sale.  Except as specifically represented and warranted herein, Bedford shall purchase the Property strictly in “AS IS” and “AS BUILT” condition and Bedford accepts and agrees to bear all risks regarding all attributes and conditions, latent or otherwise, of the Property.  Bedford is entering into this Agreement to purchase the Property based upon its own inspection and investigation and not in reliance on any statement, representation, inducement or agreement of Seller except as specifically provided herein.  Bedford agrees that neither Seller nor anyone acting on behalf of Seller has made any representation, guarantee or warranty whatsoever, either written or oral, concerning the Property except as specifically set forth herein.

ARTICLE 13

INDEMNITY

13.1

Seller’s Indemnity.  Seller hereby agrees to indemnify and hold Bedford harmless from and against any and all loss, claims, damages, penalties, liabilities, costs, or allegations of any of the foregoing, including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel, investigation and appeal which may arise in connection with any misrepresentation made by or on behalf of Seller in connection with any certificate or other instrument furnished or to be furnished by Seller or at its request hereunder, any breach of Seller’s warranties and representations, the failure of Seller to fulfill any of its covenants or agreements under this Agreement, or for any cause arising with respect to the Property prior to the Closing Date.  The term “Bedford” as contained herein shall include Bedford, its directors, officers, employees, partners, joint venturers and agents, and any successors to Bedford’s interest in the chain of title to the Property, its directors, officers, employees, partners, joint venturers and agents.

13.2

Bedford’s Indemnity.  Bedford hereby agrees to indemnify and hold Seller harmless from and against any and all loss, claims, damages, penalties, liabilities, costs, or allegations of any of the foregoing, including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel, investigation and appeal which may arise in connection with any breach of Bedford’s warranties and representations, the failure of Bedford to fulfill any of its covenants or agreements under this Agreement, or for any cause arising with respect to the Property after to the Closing Date.  The term “Seller” as contained herein shall include Seller, its directors, officers, employees, partners, joint venturers and agents, and any successors to Seller’s interest in the chain of title to the Property, its directors, officers, employees, partners, joint venturers and agents.

ARTICLE 14

LIQUIDATED DAMAGES

14.1

BEDFORD’S LIQUIDATED DAMAGES.  THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTIONS OF DAMAGES TO BE SUFFERED BY SELLER IN THE EVENT BEDFORD DEFAULTS UNDER THIS AGREEMENT AND THE CLOSING DOES NOT OCCUR AS A RESULT, AND THEY HEREBY AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE.  ACCORDINGLY, THE PARTIES AGREE THAT LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT THEN MADE UNDER THIS AGREEMENT (INCLUDING ANY EXTENSION DEPOSIT RELEASED TO SELLER), ARE AND WILL BE REASONABLE.  IN THE EVENT OF SUCH DEFAULT AND FAILURE TO CLOSE, SELLER’S SOLE RECOURSE SHALL BE TO RECEIVE SUCH LIQUIDATED DAMAGES, AND BEDFORD SHALL HAVE NO ADDITIONAL LIABILITY WHATSOEVER.

INITIALS:

Seller: ___________

Bedford: ___________

14.2

Seller’s Default.  If the sale of the Property is not consummated because of a default under this Agreement on the part of Seller Bedford may, as its sole alternative remedies either (1) terminate this Agreement by delivery of notice of termination to Seller, whereupon (a) the Deposit shall be immediately returned to Bedford, and (b) Seller shall pay to Bedford any title, escrow, legal and inspection fees incurred by Bedford and any other expenses incurred by Bedford in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants’ fees and expenses (the “Due Diligence Expenses”) up to a maximum of $50,000.00 (the “Due Diligence Expense Cap”), and neither party shall have any further rights or obligations hereunder, or (2) continue this Agreement pending Bedford’s action for specific performance, including Bedford’s costs and expenses incurred hereunder.

ARTICLE 15

BROKER’S COMMISSION

Seller and Bedford each represents and warrants to the other that it has not used any broker, agent, finder or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, other than the Broker.  Seller shall pay a commission to the Broker in accordance with the terms of a separate agreement.  Each party indemnifies and agrees to defend, protect and hold the other harmless from any claims resulting from the breach by the indemnifying party of the warranties and representations in this Section.

ARTICLE 16

GENERAL PROVISIONS

16.1

Notice.  Any notice, request, demand, consent, approval or other communication (any of which is hereinafter called “Notice”) provided or permitted under this Agreement shall be in writing, signed by the party giving such Notice, and shall be deemed to have been given:  (a) upon hand delivery, (b) one day after being deposited with Fed Ex or another reliable overnight courier service, (c) upon delivery if transmitted by facsimile, or (d) two days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Bedford:

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA 94549

Attn.:  Stephen M. Silla

Fax:  (925) 283-8480

With a copy to:

Bedford Property Investors, Inc.

4636 East Elwood Street, Suite 1

Phoenix, AZ 85040

Attn.:  Henry Baldenegro

Fax:  (480) 921-3215

and a copy to:

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA 94549

Attn.:  Dennis Klimmek

Fax:  (925) 283-8480

If to Seller:

CWA Acquisition, LLC

549 S. 48th Street, Suite 108

Tempe, AZ  85281

Attn.:  Ken Matheson

Fax:  (480) 303-6704

With a copy to:

Stinson Morrison Hecker LLP

1850 North Central Avenue, 21st Floor

Phoenix, AZ 85004

Attn.:  Gary R. Zwillinger, Esq.

Fax:  (602) 240-6925

If to Escrow Holder:

To the address set forth in Section 1.2.7.

Any party may change its address for purpose of receipt of any such Notice by providing notice as set forth herein.

16.2

Headings.  The titles and headings of the various Articles and sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

16.3

Severability.  If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

16.4

Attorneys’ Fees.  If a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs, attorneys’ fees and disbursements.  Attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment.  Such attorneys’ fees obligation is intended to be severable from the other provision of this Agreement and to survive and not be merged into any such judgment.

16.5

Integration.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by the party against whom enforcement is sought.  All exhibits attached hereto are incorporated herein by reference.

16.6

Successors and Assigns.  This Agreement and all covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assignees.

16.7

Assignment.  Seller may not assign its rights hereunder without the prior written consent of Bedford.  Bedford may assign its rights hereunder so long as Bedford covenants to remain responsible for full performance hereof through the Close of Escrow.

16.8

Time of the Essence.  Time is of the essence of every provision of this Agreement.

16.9

Possession.  Possession of the Property shall be delivered to Bedford on the Closing Date, subject to existing Leases.

16.10

Construction.  The parties acknowledge that with respect to the transactions contemplated herein:  (a) each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (b) neither party has received from the other any accounting, tax, legal or other advice; and (c) each party has relied solely upon the advice of its own accounting, tax, legal and other advisor.

16.11

Exclusivity.  Seller agrees not to market the Property or show the Property to any other prospective purchasers or to negotiate for the placement of mortgage financing on the Property during the term of this Agreement.

16.12

Survival.  All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the Closing Date and the recordation of the Deed for a period of one calendar year.  All statements contained in any certificate or other instrument delivered at any time by or on behalf of Seller in conjunction with the transaction contemplated hereby shall constitute representations and warranties hereunder.  All obligations of Seller and Bedford stated in this Agreement, including the indemnification set forth in Article 13, shall survive the Closing Date for a period of one calendar year.

16.13

Confidentially and Publicity.  The parties shall at all times keep this transaction and any documents received from each other confidential, except to the extent necessary to (a) comply with applicable law and regulations, or (b) carry out the obligations set forth in this Agreement.  Any such disclosure to third parties shall indicate that the information is confidential and should be so treated by the third party.  Seller shall not make any press release or other public disclosure concerning this transaction without the prior written consent of Bedford.

16.14

Counterpart and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which when taken together shall constitute one agreement.  Signatures received by facsimile transmission shall be of the same force and effect as original signatures.

16.15

Governing Law.  The laws of the State of Arizona shall govern this Agreement and any question arising hereunder shall be construed or determined according to such law.

16.16

No Offer.  The submittal of a draft of this Agreement, or the execution of this Agreement by either party, shall not constitute an offer.  Neither party to this Agreement shall be bound to any of its terms until both parties have executed this Agreement and each party has received an original or facsimile signature copy.

ARTICLE 17

1031 EXCHANGE

Seller agrees to cooperate with Bedford in completing an exchange qualifying for nonrecognition of gain under Code section 1031 and the applicable provisions of the California Revenue and Taxation Code.  Bedford reserves the right to convert this transaction to an exchange at any time before the Closing Date.  Seller and Bedford agree, however, that consummation of the transaction contemplated by this Agreement is not predicated or conditioned on completion of such an exchange.  If Bedford elects to complete an exchange, Seller shall execute all escrow instructions, documents, agreements, or instruments reasonably requested by Bedford to complete the exchange.  Seller shall incur no additional liabilities, expenses, or costs as a result of or connected with the exchange and Bedford shall indemnify Seller against any such liabilities, expenses or costs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BEDFORD: Bedford Property Investors, Inc., a Maryland corporation By: /s/ Stephen M. Silla Stephen M. Silla, Senior Vice President	SELLER: CWA Acquisition, L.L.C., an Arizona limited liability company By: /s/ D. I. Osmond Name: D. I. Osmond Its: President

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Superstition Springs/PSA rev3/12/15/03

EXHIBIT A

Legal Description of Property

That certain real property situated in the City of Mesa, County of Maricopa, State of Arizona described as follows:

[If no legal description is provided, the legal description shall be as approved by Bedford pursuant to its title review as set forth in Article 4 of the Agreement.]

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EXHIBIT B

Description of Personal Property

The following Personal Property is to be conveyed by Seller to Bedford in accordance with the terms of this Agreement.  Unless the word “None” is set forth below, if no property is listed on this Exhibit B the list of Personal Property shall be agreed upon by Bedford and Seller within twenty days after the Agreement Date.

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Superstition Springs/PSA rev3/12/15/03

EXHIBIT C

SURVEY REQUIREMENTS

1.

The final survey must be an “as built” American Land Title Association/American Congress on Surveying and Mapping Survey and National Society of Professional Surveyors certified to First American Title Insurance Company and Bedford Property Investors, Inc. by a licensed land surveyor using the attached surveyor's certificate.  The survey is to have the surveyor's name, address, telephone number, signature, registration number, and an official seal or stamp affixed to it and is to reflect a current date.  Older surveys are acceptable if updated and re-certified.

2.

The full legal description must be shown and must be identical to the description in the title report the survey is made with reference to.  Any discrepancies in the legal description are to be explained.  If the legal description is by metes and bounds, the point of beginning must be identified.

3.

The survey must: (a) show the subject property and identify all perimeter lines with metes and bounds calls if the legal description so describes the property, or if created pursuant to a recorded parcel map, with the lot and tract number of the map, (b) extend twenty feet onto all adjoining properties, (c) indicate the names of all adjacent property owners, (d) show all building setback lines, and (e) show streets abutting the property, clearly show and label the centerline, half width and full width of the streets and give the distance to the nearest intersecting street.

4.

Show all easements affecting the property and label each easement with the width, purpose and recording information of the easement.  Include a table on the survey listing by number all effects or encumbrances shown on the title report and show corresponding numbers, which also correspond with the numbering on the title report, identifying each easement on the survey.  All effects that are not easements should include a description and recording information in the table.

5.

Show the dimensions of all structures on the property and distances from all structures to: (a) all boundary lines of the property, (b) easements, and (c) building setback lines.

6.

Show all improvements, including structures, overhangs, porches stairs, curbs, gutters, sidewalks, driveways, walls, fences, paved areas, planters, trees (including boles and canopies), shrubbery, catch basins, fire hydrants, manholes, poles, guys, valves, etc.

7.

If there are encroachments, show and describe (giving dimensions) all encroachments upon adjoining property by improvements located on the subject property or encroachments by improvements located on the adjoining property onto the subject property, and include in table form on the survey a list of all encroachments.  If there are no encroachments, include a positive statement that there are no encroachments.

8.

Identify all utility lines located in adjoining streets and show connections that service the property and improvements (including but not limited to sewer, storm drain, water, gas, electric and telephone).  Indicate depth of utility line below grade, show the direction of flow for the sewer, storm drain, and water lines and give the sizes for all utilities serving the property.  Any high-pressure gas lines must be clearly identified on the survey.

9.

Identify parking and paved areas, show the number of vehicles that may be parked in each parking area and specify the total number of parking spaces.

10.

Show the number of square feet or acres (both gross and net) contained in the property.  Show the square footage of all structures and give the street address for each structure.

11.

State whether or not the property appears on any U.S. Department of H.U.D. Flood Insurance Boundary Map and, if so, further state the map number and whether or not the property appears in the “Flood Hazard Area” shown on the map.  In addition, state whether or not the property is located in any other designated Flood Hazard Area.

12.

Show the basis of the bearings, a bench mark, and, if necessary, include a legend.

13.

Show finish floor elevations for each building on the site.

14.

If the property is vacant land, we will require a topographical survey with elevations indicated.

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Superstition Springs/PSA rev3/12/15/03

TABLE A

OPTIONAL SURVEY RESPONSIBILITIES AND SPECIFICATIONS

NOTE:  The items of Table A must be negotiated between the surveyor and client.  It may be necessary for the surveyor to qualify or expand upon the description of these items, e.g., in reference to Item 6, there may be a need of an interpretation of a restriction.  The surveyor cannot make a certification on the basis of an interpretation.

If checked, the following optional items are to included in the ALTA/ACSM LAND TITLE SURVEY:

1.

[  ]

Monuments placed (or a reference monument or witness to the corner) at all major corners of the boundary of the property, unless already marked or referenced by an existing monument or witness to the corner.

2.

[X]

Vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersection(s).

3.

[X]

Flood zone designation (with proper annotation based on Federal Flood Insurance Rate Maps or the state or local equivalent, by scaled map location and graphic plotting only).

4.

[X]

Land area as specified by the client.

5.

[X]

Contours and the datum of the elevations. (only if vacant land)

6.

[X]

Identify, and show if possible, setback, height and bulk restrictions of record or disclosed by applicable zoning or building codes (in addition to those recorded in subdivision maps).  If none, so state.

7.

[X]

(a)  Exterior dimensions of all buildings at ground level

[X]

(b)  Square footage of:

[X]

(1)  exterior footprint of all buildings, or gross floor area of all buildings, at ground level;

[  ]

(2)  gross floor area of all buildings; or

[  ]

(3)  other areas to be defined by the client.

[X]

(c)  Measured height of all buildings above grade at a defined location.  If no defined location is provided, the point of measurement shall be shown.

8.

[X]

Substantial, visible improvements (in addition to buildings) such as signs, parking areas or structures, swimming pools, etc.

9.

[X]

Parking areas and, if striped, the striping and the type (e.g. handicapped, motorcycle, regular, etc.) and number of parking spaces.

10.

[X]

Indication of access to a public way such as curb cuts or driveways.

11.

[X]

Location of utilities (representative examples of which are shown below) existing on or serving the surveyed property as determined by:

(1)

observed evidence

(2)

observed evidence together with plans and markings provided by client, utility companies and other appropriate sources (with reference as to the source of information):

(a)

railroad tracks and sidings;

(b)

manholes, catch basins, valve vaults or other surface indications of subterranean uses;

(c)

wires and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all cross-wires or overhangs affecting the surveyed premises; and

(d)

utility company installations on the surveyed premises.

12.

[  ]

Governmental Agency survey-related requirements as specified by the client.

13.

[X]

Names of adjoining owners of platted lands.

14.

[X]

Observable evidence of earthmoving work, building construction or building additions within recent months.

15.

[X]

Any changes in street right of way lines either completed or proposed, and available from the controlling jurisdiction.  Observable evidence of recent street or sidewalk construction or repairs.

1.

[X]

Observable evidence of site used as solid waste dump, sump or sanitary landfill.

17.

[X]

__________________________________________________________ __________________________________________________________ __________________________________________________________

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SURVEYOR'S CERTIFICATE

I hereby certify to First American Title Insurance Company and Bedford Property Investors, Inc. as of the date hereof, that (i) the attached print of the survey prepared by me was actually made upon the ground; (ii) the survey and the information, courses and distances shown thereon are correct; (iii) the survey correctly shows a fixed and determinable position and location of the land described thereon (including the position of the point of beginning if the land is described by metes and bounds); (iv) the print of the survey reflects boundary lines of the described property that “close” by engineering calculation; (v) the size, location and type of buildings and improvements are correct as shown and all are within the boundary lines of the property; (vi) all driveways or other cuts in the curb along any street upon which the land abuts are correct as shown; (vii) there are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said buildings and improvements; (viii) there are no easements, encroachments, rights of way or uses affecting the property appearing from a careful physical inspection of the property, other than those shown and depicted on the survey; (ix) there are no building restrictions or set back lines, party walls, encroachments, or overhangs of any improvements upon any easements, rights of way or adjacent land or encroachment of improvements located on adjacent land upon this property, except as shown and depicted on the survey.

This is to certify that this map or plat and the survey on which it is based were made in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 1999, and includes items ___ of Table A thereof.  Pursuant to the Accuracy Standards as adopted by ALTA, NSPS and ACSM and in effect on the date of this certification, undersigned further certifies that [Surveyor to complete certificate with the appropriate ONE of the following three phrases] 1) The Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.  OR 2) The survey measurements were made in accordance with the “Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”  OR 3) Proper field procedures, instrumentation and adequate survey personnel were employed in order to achieve results comparable to those outlined in the “Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”

Date: _______________________________

(signed) ________________________ (seal)

    Registration No.

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EXHIBIT D

|

|

|

Order No.

|

Escrow No.

|

Loan No.

|

|

|

When Recorded Mail To:

|

|

D. E. Green

|

Bedford Property Investors, Inc.

|

270 Lafayette Circle

|

Lafayette, CA 94549

|

|

|

|

Space above this line for Recorder's Use

____________________________________|________________________________________________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made as of the ________ day of ________________, 2003, between CWA Acquisition, L.L.C., an Arizona limited liability company (“Grantor”), and Bedford Property Investors, Inc., a Maryland corporation whose address is 270 Lafayette Circle, Lafayette, CA 94549 (“Grantee”).

WITNESSETH, That the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto the Grantee, its successors and assigns forever, all the real property, together with improvements, if any, situate, lying and being in the County of Maricopa, State of Arizona, more particularly described on Exhibit A (the “Property”).  TOGETHER with all and singular the rights, tenements, hereditaments, easements, appendages, ways, privileges and appurtenances, if any, thereto belonging, or in anyway appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the Property, including without limitation, any right, title and interest of Grantor in and to the adjacent streets, alleys and rights-of-way;

TO HAVE AND TO HOLD the said Property above bargained and described with the appurtenances, unto the Grantee, its successors and assigns forever.  The Grantor, for itself and its successors and assigns, does covenant and agree that it shall warrant and defend the title as against all acts of the Grantor and no other, subject to all reservations, easements, rights of way, covenants, conditions, restrictions, liens and encumbrances as may appear of record, and matters which an inspection and/or survey of the Property would disclose and the matters set forth on Exhibit B attached hereto and incorporated herein.

IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor the day and year first above written.

“Grantor”:

CWA Acquisition, L.L.C., an Arizona limited liability company

By:

Name:

Its:

By:

Name:

Its:

STATE OF ARIZONA

)

)

SS.

COUNTY OF Maricopa

)

On, ________________, 2003, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ______________________________, known to me to be the _______________ of CWA Acquisition, L.L.C., that executed the within instrument, and known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

Witness my hand and official seal.

(SEAL)

_________________________________________

Notary Public in and for the State of Arizona, County of Maricopa.

My Commission Expires:

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EXHIBIT B

TO WARRANTY DEED

1.

Current taxes and assessments and taxes and assessments for subsequent years.

2.

All matters as may appear of record.

3.

All matters arising by, through or under Grantee.

4.

Reservations, easements, right-of-way, covenants, conditions and restrictions.

5.

All matters set forth on the A.L.T.A. Survey of the Property dated ______________

6.

All matters which are otherwise apparent upon an inspection of the Property including the improvements thereon.

7.

Current tenant leases in effect and the rights of the tenants thereunder.

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EXHIBIT E

Bill of Sale and Assignment

This Bill of Sale and Assignment is made this ___ day of ___________, 2003, by and between CWA Acquisition, L.L.C. (“Assignor”), and Bedford Property Investors, Inc., a Maryland corporation (“Assignee”).

1.

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers, assigns and conveys to Assignee, the following:

a.

All right title and interest of Assignor, if any, in and to all tangible personal property (“Personal Property”) and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Maricopa, State of Arizona, as more particularly described in Exhibit 1 attached hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned by the tenants of the Real Property or owned by other third parties or leased to Seller and excluding fixtures and improvements which are being transferred to Assignee by a Special Warranty Deed to be recorded in the County Recorder’s Office in the County of Maricopa (“Deed”).

b.

All right, title and interest of Assignor, if any, in and to any warranties pertaining to the Real Property, any trade names of the Property, any logos, signs, trademarks, telephone listings, permits and licenses for the Property.

c.

All right, title and interest of Assignor in and to those certain leases (the “Leases”) shown on the Rent Roll attached hereto as Exhibit 2 and made a part hereof relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, but subject to all terms conditions, reservations and limitations set forth in the Leases.

2.

This Bill of Sale and Assignment is given pursuant to that certain Purchase Agreement and Escrow Instructions (the “Agreement”) dated as of August ___, 2003, between Assignor and Assignee, providing for, among other things, the conveyance of the Personal Property and the Leases.

3.

The Personal Property conveyed hereunder is conveyed by Assignor and accepted by Assignee as is, where is, and without any warranties regarding the existence, location or condition of any Personal Property or any other warranties of whatsoever nature, express or implied, regarding the Personal Property.  It is the intention of Assignor and Assignee expressly to negate and exclude all warranties, including, without limitation, the implied warranties of merchantability and fitness for any particular purpose.

4.

Assignee hereby accepts the assignment of the Personal Property and the Leases and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date of the recording of the Deed.

5.

Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations arising from and accruing on or after the date of the recording of the Deed.

6.

Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations arising under the Leases or arising before the date of the recording of the Deed.

7.

This Bill of Sale and Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Assignment as of the date first above written.

ASSIGNOR: CWA Acquisition, L.L.C., an Arizona limited liability company By:_____________________________ Name:__________________________ Title:____________________________	ASSIGNEE: Bedford Property Investors, Inc., a Maryland corporation By::_____________________________ Stephen M. Silla Senior Vice President

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Superstition Springs/PSA rev3/12/15/03

EXHIBIT G

Notice To Tenants

______________, 2003

Tenant:

___________________________

___________________________

___________________________

Re:

_____________________

_____________________

You are hereby notified that as of the date of this letter, CWA Acquisition, L.L.C. sold the captioned property to Bedford Property Investors, Inc., a Real Estate Investment Trust (“Bedford”).  Effective today, all lease payments and other charges due under your lease, including delinquent rent, are to be paid to Bedford at the following address:

Bedford Property Investors, Inc.

Lockbox #73048 – [Superstition Springs Commerce Center]

P. O. Box 60000

San Francisco, CA 94160-3048

The on-site management of the property will be handled by Bedford.  Any notices relating to operational matters at the property should be sent to 4636 E. Elwood Street, Suite 1, Phoenix, AZ  85040, Attention:  Henry Baldenegro (the “Property Manager”).  Please also send a copy of the notice to James R. Moore, Jr. at the address in the next paragraph.

All legal notices under your lease should be sent to Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549, Attention:  James R. Moore, Jr., Chief Operating Officer.

Bedford acknowledges that it is now responsible for your security deposit in the amount of $_______.

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Superstition Springs/PSA rev3/12/15/03

If you are required to furnish a certificate of liability insurance to the landlord under your present lease agreement, please obtain such certificate promptly, naming Bedford Property Investors, Inc. as an additional insured.  Send the required certificates to Bedford to the attention of the Property Manager identified above.  Thank you.

Sincerely,

Bedford Property Investors, Inc.

By:  ______________________________

Stephen M. Silla

Senior Vice President

CWA Acquisition, L.L.C.

By:  ______________________________

Name:  ____________________________

Title:  _____________________________

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Superstition Springs/PSA rev3/12/15/03

EXHIBIT H

Tenant Estoppel Certificate

To:

Bedford Property Investors, Inc. (“Bedford”)

270 Lafayette Circle

Lafayette, CA 94549

Bank of America N.T. & S.A. ("Bank"), as Administrative Agent

Commercial Real Estate Services Division

50 California Street, 11th Floor

San Francisco, California 94111

Attn.:  Rebecca Koch

Re:

Lease Dated:

__________________________________

Current Landlord:

CWA Acquisition, L.L.C. (“Landlord”)

Tenant:

_________________________ (“Tenant”)

Premises:

Approximately ____________ square feet

located at _________ South Clearview Road

Mesa, AZ (“Premises”)

Ladies and Gentlemen:

The undersigned, Tenant under the above-described lease, hereby certifies to you as of the date hereof the following:

1.

Tenant is the present owner and holder of the tenant’s interest under the lease described above, as it may be amended to date (the “Lease”).  The Lease covers the Premises referenced above, located within the building (the “Building”) at the address set forth above.

2.

(a)

The attached Exhibit 1 accurately identifies the Lease and all of the modifications, amendments, supplements, side letters, addenda and riders of and to it.

(b)

The term of the Lease commenced on _______________, 19___, and will expire on _____________________, including any presently exercised option or renewal term.  Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building (except as specified in _____________________, a copy of which is attached hereto).  The Lease provides that in addition to the Premises, Tenant has the right to use or rent ________ parking spaces in or near the Building during the term of the Lease.

(c)

Tenant has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease (except as specified in ____________, a copy of which is attached hereto).

(d)

The annual minimum rent currently payable under the Lease is $_____________, and such rent has been paid through the month of ____________, 2003, in the amount of $_____________ base rent plus $__________ CAM, $__________ taxes and $_________ insurance.

(e)

Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in ______________, a copy of which is attached hereto).  Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease.  No rental payments have been made more than one month in advance.

(f)

Landlord currently holds a security deposit in the amount of $___________, which is to be applied by Landlord or returned to Tenant in accordance with the Lease.  Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

3.

(a)

The Lease is in full force and effect and constitutes the entire agreement between Tenant and Landlord with respect to the Premises, and has not been modified, changed, altered or amended except as shown in Exhibit 1.  There are no other agreements, written or oral, which affect Tenant’s occupancy of the Premises.

(b)

Tenant has provided all insurance required of Tenant under the Lease and all premiums have been paid.

(c)

To the best knowledge of Tenant, no party is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

(d)

The interest of Tenant in the Lease has not been assigned or encumbered.

(e)

All contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord’s obligations with respect to tenant improvements have been fully performed.  Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

(f)

Neither Tenant nor any guarantor of Tenant’s obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

4.

Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws.  Except for such legal and commercially reasonable use by Tenant, Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party on, under, in or about such Building or land.  Tenant has no actual knowledge of any underground storage tanks on the property.

As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

5.

Tenant acknowledges the right of Bedford, Bank and Bedford’s future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any purchase by Bedford of the property which includes the Premises and the Building, and any loan made by Bank to Bedford and secured in whole or in part by the property which includes the Premises and the Building, will be made and entered into in material reliance on this Certificate.  Tenant hereby agrees to furnish Bank or Bedford with such other and further estoppel certificates as Bank or Bedford may reasonably request.

"Tenant"

_____________________________________

a ____________________________________

By: __________________________________

Name: _______________________________

Title: _________________________________

Date: _________________________________

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Superstition Springs/PSA rev3/12/15/03

EXHIBIT 1

Lease Documents

The following constitute the Lease and all of the modifications, amendments, supplements, side letters, addenda and riders of and to it:

1.

2.

3.

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Superstition Springs/PSA rev3/12/15/03